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                  EXHIBIT (24)




                        POWER OF ATTORNEY
                        -----------------

     Each of the undersigned directors of New England Power Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Robert K. Wulff, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1998 to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.

Dated this 16th day of March, 1999.

s/Peter G. Flynn                        s/Cheryl A. LaFleur
_________________________               _________________________
Peter G. Flynn                     Cheryl A. LaFleur


s/Alfred D. Houston                s/Richard P. Sergel
_________________________               _________________________
Alfred D. Houston                       Richard P. Sergel